Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES SECOND QUARTER 2024 RESULTS

$0.87 PER SHARE NET INCOME

$0.63 PER SHARE NON-GAAP OPERATING EARNINGS

Reaffirms Full-Year 2024 Non-GAAP Operating Earnings Guidance

(NEWARK, N.J. – July 30, 2024) Public Service Enterprise Group (NYSE: PEG) reported the following results for the second quarter of 2024:

PSEG Consolidated (unaudited)

Second Quarter Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	2Q 2024	2Q 2023	2Q 2024	2Q 2023
Net Income	$434	$591	$0.87	$1.18
Reconciling Items	(121)	(240)	(0.24)	(0.48)
Non-GAAP Operating Earnings	$313	$351	$0.63	$0.70
Average Shares			500	500

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“PSEG’s financial results for the second quarter and first half are in line with our expectations for the full year, enabling us to reaffirm our full-year 2024 non-GAAP Operating Earnings guidance range of $3.60 to $3.70 per share,” said Ralph LaRossa, PSEG’s chair, president and CEO. “PSEG responded well to the extreme conditions we experienced during the quarter, which included an early summer heat wave and one of the strongest earthquakes in New Jersey history, with minimal system disruption. Our regulatory calendar remains on track to conclude both our distribution base rate case and the Clean Energy Future-Energy Efficiency II filing later this year. We are proud of PSE&G’s suite of award-winning energy efficiency offerings, and how they help to lower customer bills. Additionally, PSE&G recently filed with the New Jersey Board of Public Utilities (BPU) to implement another gas supply cost reduction this October, our third since January 2023, which will further help customer affordability this winter.”

LaRossa added, “PSEG Power successfully completed the scheduled refueling outage at our 100%-owned Hope Creek nuclear unit and continues to pursue multiple growth opportunities that include capacity uprates, hydrogen pilots, and potential sales to data centers – consistent with our efforts to increase the predictability of our business and align with state economic development goals. Along those lines, PSE&G is experiencing an

1

increase in new business requests and feasibility studies from potential data center customers across our service area compared with 2023 activity, which along with increased electric vehicle charging, is expected to drive load growth and system investment needs in the future.

Through the first six months of the year, our results are as expected, recognizing that PSE&G’s distribution rate case remains pending, as well as the benefit of the new PTC which began in January 2024. We are also re-affirming our five-year, non-GAAP Operating Earnings growth outlook of 5% to 7% through 2028, which does not reflect growth opportunities at our nuclear fleet. Importantly, our solid balance sheet supports the execution of PSEG’s five-year capital investment program of $19 billion to $22.5 billion over the same period – without the need to issue new equity or sell assets – and provides the opportunity for consistent and sustainable dividend growth.”

PSEG Results by Segment

Public Service Electric and Gas

Second Quarter Comparative Results

($ millions, except per share amounts)	2Q 2024	2Q 2023
Net Income	$302	$336
Net Income Per Share (EPS)	$0.60	$0.67
Non-GAAP Operating Earnings	$302	$341
Non-GAAP Operating EPS	$0.60	$0.68

PSE&G’s second quarter results benefited from incremental investment in Transmission, clause-based system modernization and Energy Efficiency programs, which were offset by higher operation and maintenance costs, as well as higher depreciation and interest expense. The year-over-year trajectory was expected as we experience growing regulatory lag prior to the conclusion of our rate case later this year. PSE&G invested approximately $0.9 billion during the second quarter, bringing our year-to-date capital spending to $1.7 billion, which is on track with the full-year plan to invest $3.4 billion. The BPU recently approved an approximate $300 million extension of PSE&G’s existing Energy Efficiency program through December 2024, and authorized the recovery of all previously deferred COVID-related expenses, including carrying costs, over a five-year period starting in 2025.

PSEG Power & Other

Second Quarter Comparative Results

($ millions, except per share amounts)	2Q 2024	2Q 2023
Net Income	$132	$255
Net Income Per Share (EPS)	$0.27	$0.51
Non-GAAP Operating Earnings	$11	$10
Non-GAAP Operating EPS	$0.03	$0.02

2

PSEG Power & Other results for the quarter primarily reflect the positive impact of the federal nuclear production tax credit, which took effect January 1, 2024, offset by higher costs related to the scheduled refueling outage at our 100%-owned Hope Creek nuclear plant. We continue to anticipate realizing most of the increase in the 2024 gross margin over 2023’s gross margin during the second half of the year, concentrated in the fourth quarter.

###

PSEG will host a conference call to review its second quarter 2024 results, earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting:

https://investor.pseg.com/investor-news-and-events.

Media Relations:	Investor Relations:
Marijke Shugrue 862-465-1445 Marijke.Shugrue@pseg.com	Carlotta Chan 973-430-6565 Carlotta.Chan@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. With a continued focus on sustainability, PSEG has appeared on the Dow Jones Sustainability North America Index for 16 consecutive years. PSEG is included on the 2023-2024 list of U.S. News’ Best Companies to Work For. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

3

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	any inability to extend certain significant contracts on terms acceptable to us;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

4

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended June 30, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,423	$(124)	$1,863	$684
OPERATING EXPENSES
Energy Costs	732	(124)	683	173
Operation and Maintenance	824	—	466	358
Depreciation and Amortization	285	—	247	38

Total Operating Expenses	1,841	(124)	1,396	569
OPERATING INCOME	582	—	467	115
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	7	—	—	7
Net Other Income (Deductions)	47	(2)	16	33
Net Non-Operating Pension and OPEB Credits (Costs)	18	—	19	(1)
Interest Expense	(218)	2	(141)	(79)

INCOME BEFORE INCOME TAXES	437	—	361	76
Income Tax (Expense) Benefit	(3)	—	(59)	56

NET INCOME	$434	$—	$302	$132

Reconciling Items Excluded from Net Income(b)	(121)	—	—	(121)

OPERATING EARNINGS (non-GAAP)	$313	$—	$302	$11

Earnings Per Share
NET INCOME	$0.87	$—	$0.60	$0.27

Reconciling Items Excluded from Net Income(b)	(0.24)	—	—	(0.24)

OPERATING EARNINGS (non-GAAP)	$0.63	$—	$0.60	$0.03

	Three Months Ended June 30, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,421	$(143)	$1,662	$902
OPERATING EXPENSES
Energy Costs	604	(143)	551	196
Operation and Maintenance	744	—	429	315
Depreciation and Amortization	279	—	240	39

Total Operating Expenses	1,627	(143)	1,220	550
OPERATING INCOME	794	—	442	352
Net Gains (Losses) on Trust Investments	57	—	—	57
Net Other Income (Deductions)	49	(1)	23	27
Net Non-Operating Pension and OPEB Credits (Costs)	29	—	28	1
Interest Expense	(185)	1	(123)	(63)

INCOME BEFORE INCOME TAXES	744	—	370	374
Income Tax Expense	(153)	—	(34)	(119)

NET INCOME	$591	$—	$336	$255

Reconciling Items Excluded from Net Income(b)	(240)	—	5	(245)

OPERATING EARNINGS (non-GAAP)	$351	$—	$341	$10

Earnings Per Share
NET INCOME	$1.18	$—	$0.67	$0.51

Reconciling Items Excluded from Net Income(b)	(0.48)	—	0.01	(0.49)

OPERATING EARNINGS (non-GAAP)	$0.70	$—	$0.68	$0.02

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Six Months Ended June 30, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$5,183	$(569)	$4,196	$1,556
OPERATING EXPENSES
Energy Costs	1,729	(569)	1,611	687
Operation and Maintenance	1,607	—	931	676
Depreciation and Amortization	580	—	504	76

Total Operating Expenses	3,916	(569)	3,046	1,439
OPERATING INCOME	1,267	—	1,150	117
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	102	—	—	102
Net Other Income (Deductions)	82	(3)	32	53
Net Non-Operating Pension and OPEB Credits (Costs)	37	—	38	(1)
Interest Expense	(423)	3	(279)	(147)

INCOME BEFORE INCOME TAXES	1,066	—	941	125
Income Tax (Expense) Benefit	(100)	—	(151)	51

NET INCOME	$966	$—	$790	$176

Reconciling Items Excluded from Net Income(b)	4	—	—	4

OPERATING EARNINGS (non-GAAP)	$970	$—	$790	$180

Earnings Per Share
NET INCOME	$1.93	$—	$1.58	$0.35

Reconciling Items Excluded from Net Income(b)	0.01	—	—	0.01

OPERATING EARNINGS (non-GAAP)	$1.94	$—	$1.58	$0.36

	Six Months Ended June 30, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$6,176	$(708)	$3,955	$2,929
OPERATING EXPENSES
Energy Costs	1,686	(708)	1,535	859
Operation and Maintenance	1,487	—	889	598
Depreciation and Amortization	561	—	484	77

Total Operating Expenses	3,734	(708)	2,908	1,534
OPERATING INCOME	2,442	—	1,047	1,395
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	103	—	—	103
Net Other Income (Deductions)	91	(2)	44	49
Net Non-Operating Pension and OPEB Credits (Costs)	57	—	56	1
Interest Expense	(365)	2	(236)	(131)

INCOME BEFORE INCOME TAXES	2,329	—	911	1,418
Income Tax Expense	(451)	—	(88)	(363)

NET INCOME	$1,878	$—	$823	$1,055

Reconciling Items Excluded from Net Income(b)	(832)	—	10	(842)

OPERATING EARNINGS (non-GAAP)	$1,046	$—	$833	$213

Earnings Per Share
NET INCOME	$3.76	$—	$1.65	$2.11

Reconciling Items Excluded from Net Income(b)	(1.67)	—	0.02	(1.69)

OPERATING EARNINGS (non-GAAP)	$2.09	$—	$1.67	$0.42

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	June 30, 2024	December 31, 2023
DEBT
Commercial Paper and Loans	$879	$949
Long-Term Debt*	20,519	19,284

Total Debt	21,398	20,233
STOCKHOLDERS’ EQUITY
Common Stock	5,020	5,018
Treasury Stock	(1,408)	(1,379)
Retained Earnings	12,385	12,017
Accumulated Other Comprehensive Loss	(173)	(179)

Total Stockholders’ Equity	15,824	15,477

Total Capitalization	$37,222	$35,710

*	Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Six Months Ended June 30,
	2024	2023
Cash Flows From Operating Activities
Net Income	$966	$1,878
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	177	531

Net Cash Provided By (Used In) Operating Activities	1,143	2,409

Net Cash Provided By (Used In) Investing Activities	(1,612)	(1,119)

Net Cash Provided By (Used In) Financing Activities	515	(1,204)

Net Change in Cash, Cash Equivalents and Restricted Cash	46	86
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	99	511

Cash, Cash Equivalents and Restricted Cash at End of Period	$145	$597

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

June 30, 2024

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2023	Six Months Ended	Change vs. 2023
Residential	3,369	20%	6,458	12%
Commercial & Industrial	6,377	8%	12,919	4%
Other	71	0%	171	1%

Total	9,817	12%	19,548	7%

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2023	Six Months Ended	Change vs. 2023
Firm Sales
Residential Sales	199	8%	856	6%
Commercial & Industrial	160	5%	606	7%

Total Firm Sales	359	7%	1,462	6%

Non-Firm Sales*
Commercial & Industrial	191	(1%)	365	9%

Total Non-Firm Sales	191		365

Total Sales	550	4%	1,827	7%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2023	Six Months Ended	Change vs. 2023
THI Hours - Actual	5,893	99%	5,898	100%
THI Hours - Normal	4,152		4,173
Degree Days - Actual	402	20%	2,512	10%
Degree Days - Normal	489		3,046

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Nuclear - NJ	4,178	4,872	9,515	10,366
Nuclear - PA	2,828	2,855	5,692	5,741

	7,006	7,727	15,207	16,107

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Weighted Average Common Shares Outstanding (millions)
Basic	498	497	498	497
Diluted	500	500	500	500
Stock Price at End of Period			$73.70	$62.61
Dividends Paid per Share of Common Stock	$0.60	$0.57	$1.20	$1.14
Dividend Yield			3.3%	3.6%
Book Value per Common Share			$31.79	$30.29
Market Price as a Percent of Book Value			232%	207%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	($ millions, Unaudited)
Net Income	$434	$591	$966	$1,878
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax	(13)	(58)	(108)	(100)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	(159)	(296)	99	(1,068)
Lease Related Activity, pre-tax	—	—	(4)	—
Exit Incentive Program (EIP), pre-tax	—	9	—	20
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	51	105	17	316

Operating Earnings (non-GAAP)	$313	$351	$970	$1,046

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

	($ Per Share Impact -Diluted, Unaudited)
Net Income	$0.87	$1.18	$1.93	$3.76
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.03)	(0.12)	(0.22)	(0.20)
(Gain) Loss on MTM, pre-tax(a)	(0.32)	(0.59)	0.20	(2.14)
Lease Related Activity, pre-tax	—	—	(0.01)	—
EIP, pre-tax	—	0.02	—	0.04
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.11	0.21	0.04	0.63

Operating Earnings (non-GAAP)	$0.63	$0.70	$1.94	$2.09

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	($ millions, Unaudited)
Net Income	$302	$336	$790	$823
EIP, pre-tax	—	7	—	14
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	—	(2)	—	(4)

Operating Earnings (non-GAAP)	$302	$341	$790	$833

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	($ millions, Unaudited)
Net Income	$132	$255	$176	$1,055
(Gain) Loss on NDT Fund Related Activity, pre-tax	(13)	(58)	(108)	(100)
(Gain) Loss on MTM, pre-tax(a)	(159)	(296)	99	(1,068)
Lease Related Activity, pre-tax	—	—	(4)	—
EIP, pre-tax	—	2	—	6
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	51	107	17	320

Operating Earnings (non-GAAP)	$11	$10	$180	$213

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.